Exhibit 10.2

FITBIT, INC.

AMENDED AND RESTATED 2007 STOCK PLAN

1. Purposes of the Plan. The purposes of this 2007 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code and the regulations and interpretations promulgated thereunder. Stock purchase rights and Restricted Stock Units may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or its Committee appointed pursuant to Section 4 of the Plan.

(b) “Affiliate” means an entity other than a Subsidiary (as defined below) which, together with the Company, is under common control of a third person or entity.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock option and restricted stock purchase plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any Stock Exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Options or Stock Purchase Rights or Restricted Stock Units are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” for termination of a Participant’s Continuous Service Status will exist if the Participant is terminated by the Company for any of the following reasons: (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 5(d) below, and the term “Company” will be interpreted to include any Subsidiary, Parent or Affiliate, as appropriate.

(f) “Change of Control” means (1) a sale of all or substantially all of the Company’s assets, or (2) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, or (3) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company. For the avoidance of doubt, however, an equity or debt financing of the Company shall not be deemed to be a “Change of Control.”

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 below.

(i) “Common Stock” means the Common Stock of the Company.

(j) “Company” means FitBit, Inc., a Delaware corporation.

(k) “Consultant” means any person, including an advisor, who is engaged by the Company or any Parent, Subsidiary or Affiliate to render services and is compensated for such services, and any director of the Company whether compensated for such services or not.

(l) “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parents, Subsidiaries, Affiliates or their respective successors. A change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Service Status.

(m) “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

(n) “Director” means a member of the Board.

(o) “Employee” means any person employed by the Company or any Parent, Subsidiary or Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Administrator in its discretion, subject to any requirements of the Code or the Applicable Laws. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any date, the fair market value of the Common Stock, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants. Whenever possible, the determination of Fair Market Value shall be based upon the closing price for the Shares as reported in the Wall Street Journal for the applicable date.

(r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement.

(s) “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(t) “Named Executive” means any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

(u) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement.

(v) “Option” means a stock option granted pursuant to the Plan.

(w) “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(x) “Option Exchange Program” means a program approved by the Administrator whereby outstanding Options are exchanged for Options with a lower exercise price or are amended to decrease the exercise price as a result of a decline in the Fair Market Value of the Common Stock.

(y) “Optioned Stock” means the Common Stock subject to an Option.

(z) “Optionee” means an Employee or Consultant who receives an Option.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(bb) “Participant” means any holder of one or more Options, Stock Purchase Rights, or Restricted Stock Units or the Shares issuable or issued upon exercise of such awards, under the Plan.

(cc) “Plan” means this 2007 Stock Plan.

(dd) “Reporting Person” means an officer, Director, or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

(ee) “Restricted Stock” means Shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

(ff) “Restricted Stock Purchase Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of a Stock Purchase Right granted under the Plan and includes any documents attached to such agreement.

(gg) “Restricted Stock Unit” or “RSU” means restricted stock unit award granted to a Participant pursuant to Section 12.

(hh) “Restricted Stock Unit Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of a Restricted Stock Unit granted under the Plan and includes any documents attached to such agreement.

(ii) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(jj) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(kk) “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(ll) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 below.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(nn) “Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

3. Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be sold under the Plan is 40,594,287 Shares of Common Stock (after giving effect to the 10-for-1 forward stock split effective September 18, 2014). The Shares may be authorized, but unissued, or reacquired Common Stock. If an award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have shall be available for future grant under the Plan.

4. Administration of the Plan.

(a) General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by the Applicable Laws, the Board may authorize one or more officers to make awards under the Plan.

(b) Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, to the extent permitted or required by such provisions. The Committee shall in all events conform to any requirements of the Applicable Laws.

(c) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(q) of the Plan, provided that such determination shall be applied consistently with respect to Participants under the Plan;

(ii) to select the Employees and Consultants to whom Plan awards may from time to time be granted;

(iii) to determine whether and to what extent Plan awards are granted;

(iv) to determine the number of Shares of Common Stock to be covered by each award granted;

(v) to approve the form(s) of agreement(s) used under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, any pro rata adjustment to vesting as a result of a Participant’s transitioning from full- to part-time service (or vice versa), and any restriction or limitation regarding any Option, Optioned Stock, Stock Purchase Right or Restricted Stock Unit, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to determine whether and under what circumstances an Option may be settled in cash under Section 10(c) instead of Common Stock;

(viii) to implement an Option Exchange Program on such terms and conditions as the Administrator in its discretion deems appropriate, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without the prior written consent of the Optionee;

(ix) to adjust the vesting of an Option held by an Employee or Consultant as a result of a change in the terms or conditions under which such person is providing services to the Company;

(x) to construe and interpret the terms of the Plan and awards granted under the Plan, which constructions, interpretations and decisions shall be final and binding on all Participants; and

(xi) in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options, Stock Purchase Rights or Restricted Stock Units to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

5. Eligibility.

(a) Recipients of Grants. Nonstatutory Stock Options, Stock Purchase Rights and Restricted Stock Units may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees, provided that Employees of Affiliates shall not be eligible to receive Incentive Stock Options.

(b) Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

(c) ISO $100,000 Limitation. Notwithstanding any designation under Section 5(b), to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(c), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(d) No Employment Rights. The Plan shall not confer upon any Participant any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with such Participant’s right or the Company’s right to terminate the employment or consulting relationship at any time for any reason.

6. Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 17 of the Plan.

7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than ten years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8. Reserved.

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

(B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option

(A) granted on any date on which the Common Stock is not a Listed Security to a person who is at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant if required by the Applicable Laws and, if not so required, shall be such price as is determined by the Administrator;

(B) granted on any date on which the Common Stock is not a Listed Security to any other eligible person, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant if required by the Applicable Laws and, if not so required, shall be such price as is determined by the Administrator; or

(C) granted on any date on which the Common Stock is a Listed Security to any eligible person, the per share Exercise Price shall be such price as determined by the Administrator provided that if such eligible person is, at the time of the grant of such Option, a Named Executive of the Company, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant if such Option is intended to qualify as performance-based compensation under Section 162(m) of the Code.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b) Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) subject to any requirements of the Applicable Laws (including without limitation Section 153 of the Delaware General Corporation Law), delivery of Optionee’s promissory note having such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate after taking into account the potential accounting consequences of permitting an Optionee to deliver a promissory note; (4) cancellation of indebtedness; (5) other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, provided that in the case of Shares acquired, directly or indirectly, from the Company, such Shares must have been owned by the Optionee for more than six months on the date of surrender (or such other period as may be required to avoid the Company’s incurring an adverse accounting charge); (6) if, as of the date of exercise of an Option the Company then is permitting employees to engage in a “same-day sale” cashless brokered exercise program involving one or more brokers, through such a program that complies with the Applicable Laws (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board) and that ensures prompt delivery to the Company of the amount required to pay the exercise price and any applicable withholding taxes; or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

10. Exercise of Option.

(a) General.

(i) Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the term of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee; provided however that, if required under the Applicable Laws, the Option (or Shares issued upon exercise of the Option) shall comply with the requirements of Section 260.140.41(f) and (k) of the Rules of the California Corporations Commissioner.

(ii) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(iii) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.

(iv) Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan, provided that the Administrator may, in its sole discretion, refuse to accept any form of consideration at the time of any Option exercise.

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(v) Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15 of the Plan.

(b) Termination of Employment or Consulting Relationship. Except as otherwise set forth in this Section 10(b), the Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. Unless the Administrator otherwise provides in the Option Agreement, to the extent that the Optionee is not vested in Optioned Stock at the date of termination of his or her Continuous Service Status, or if the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Option Agreement or below (as applicable), the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to Section 7).

The following provisions (1) shall apply to the extent an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, and (2) establish the minimum post-termination exercise periods that may be set forth in an Option Agreement:

(i) Termination other than Upon Disability or Death or for Cause. In the event of termination of Optionee’s Continuous Service Status other than under the circumstances set forth in subsections (ii) through (v) below, such Optionee may exercise an Option for 30 days following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination. No termination shall be deemed to occur and this Section 10(b)(i) shall not apply if (i) the Optionee is a Consultant who becomes an Employee, or (ii) the Optionee is an Employee who becomes a Consultant.

(ii) Disability of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her disability (including a disability within the meaning of Section 22(e)(3) of the Code), such Optionee may exercise an Option at any time within six months following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination.

(iii) Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of the Option, or within thirty days following termination of Optionee’s Continuous Service Status, the Option may be exercised by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance at any time within twelve months following the date of death, but only to the extent the Optionee was vested in the Optioned Stock as of the date of death or, if earlier, the date the Optionee’s Continuous Service Status terminated.

(iv) Termination for Cause. In the event of termination of an Optionee’s Continuous Service Status for Cause, any Option (including any exercisable portion thereof) held by such Optionee shall immediately terminate in its entirety upon first notification to the Optionee of termination of the Optionee’s Continuous Service Status. If an Optionee’s employment or consulting relationship with the Company is suspended pending an investigation of whether the Optionee shall be terminated for Cause, all the Optionee’s rights under any Option likewise shall be suspended during the investigation period and the Optionee shall have no right to exercise any Option. This Section 10(b)(iv) shall apply with equal effect to vested Shares acquired upon exercise of an Option granted on any date on which the Common Stock is not a Listed Security to a person other than an officer, Director or Consultant, in that the Company shall have the right to repurchase such Shares from the Participant upon the following terms: (A) the repurchase is made within 90 days of termination of the Participant’s Continuous Service Status for Cause at the Fair Market Value of the Shares as of the date of termination, (B) consideration for the repurchase consists of cash or cancellation of purchase money indebtedness, and (C) the repurchase right terminates upon the effective date of the Company’s initial public offering of its Common Stock. With respect to vested Shares issued upon exercise of an Option granted to any officer, Director or Consultant, the Company’s right to repurchase such Shares upon termination of the Participant’s Continuous Service Status for Cause shall be made at the Participant’s original cost for the Shares and shall be effected pursuant to such terms and conditions, and at such time, as the Administrator shall determine. Nothing in this Section 10(b)(iv) shall in any way limit the Company’s right to purchase unvested Shares issued upon exercise of an Option as set forth in the applicable Option Agreement.

(c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11. Stock Purchase Rights.

(a) Rights to Purchase. When the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. In the case of a Stock Purchase Right granted prior to the date, if any, on which the Common Stock becomes a Listed Security and if required by the Applicable Laws at that time, the purchase price of Shares subject to such Stock Purchase Rights shall not be less than 85% of the Fair Market Value of the Shares as of the date of the offer, or, in the case of a Ten Percent Holder, the price shall not be less than 100% of the Fair Market Value of the Shares as of the date of the offer. If the Applicable Laws do not impose the requirements set forth in the preceding sentence and with respect to any Stock Purchase Rights granted after the date, if any, on which the Common Stock becomes a Listed Security, the purchase price of Shares subject to Stock Purchase Rights shall be as determined by the Administrator. The offer to purchase Shares subject to Stock Purchase Rights shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option.

(i) General. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason (including death or disability). Subject to any requirements of the Applicable Laws (including without limitation Section 260.140.42(h) of the Rules of the California Corporations Commissioner), the terms of the Company’s repurchase option (including without limitation the price at which, and the consideration for which, it may be exercised, and the events upon which it shall lapse) shall be as determined by the Administrator in its sole discretion and reflected in the Restricted Stock Purchase Agreement.

(ii) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the lapsing of Company repurchase rights shall be tolled during any unpaid leave of absence. In the event of military leave, the lapsing of Company repurchase rights shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given “vesting” credit with respect to Shares purchased pursuant to the Restricted Stock Purchase Agreement to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(iii) Termination for Cause. In the event of termination of a Participant’s Continuous Service Status for Cause, the Company shall have the right to repurchase from the Participant vested Shares issued upon exercise of a Stock Purchase Right granted to any person other than an officer, Director or Consultant prior to the date, if any, upon which the Common Stock becomes a Listed Security upon the following terms: (A) the repurchase must be made within 90 days of termination of the Participant’s Continuous Service Status for Cause at the Fair Market Value of the Shares as of the date of termination, (B) consideration for the repurchase consists of cash or cancellation of purchase money indebtedness, and (C) the repurchase right terminates upon the effective date of the Company’s initial public offering of its Common Stock. With respect to vested Shares issued upon exercise of a Stock Purchase Right granted to any officer, Director or Consultant, the Company’s right to repurchase such Shares upon termination of such Participant’s Continuous Service Status for Cause shall be made at the Participant’s original cost for the Shares and shall be effected pursuant to such terms and conditions, and at such time, as the Administrator shall determine. Nothing in this Section 11(b)(ii) shall in any way limit the Company’s right to purchase unvested Shares as set forth in the applicable Restricted Stock Purchase Agreement.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

(d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

12. Restricted Stock Units.

(a) Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award covering a number of Shares that may be settled in cash, or by issuance of such Common Stock at a date in the future. No purchase price shall apply to an RSU settled in Common Stock. All grants of Restricted Stock Units will be evidenced by a Restricted Stock Unit Agreement that will be in such form (which need not be the same for each Participant) as the Administrator will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan, and shall require that the Restricted Stock Units must expire no later than ten years following the date of grant.

(b) Form and Timing of Settlement. To the extent permissible under the applicable law, the Administrator may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code (or any successor) and any regulation or rulings promulgated thereunder. Payment may be made in the form of cash or whole Shares or a combination thereof, all as the Administrator determines.

13. Taxes.

(a) As a condition of the grant, vesting or exercise of an Option or Stock Purchase Right or settlement of a Restricted Stock Unit granted under the Plan, the Participant (or in the case of the Participant’s death, the person exercising the Option or Stock Purchase Right or receiving Shares on settlement of a Restricted Stock Unit) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, vesting or exercise of the Option or Stock Purchase Right or Restricted Stock Unit or the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied. If the Administrator allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations under this Section 13 (whether pursuant to Section 13(c), (d) or (e), or otherwise), the Administrator shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b) In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option or Stock Purchase Right or vesting or settlement of a Restricted Stock Unit.

(c) This Section 13(c) shall apply only after the date, if any, upon which the Common Stock becomes a Listed Security. In the case of Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option or Stock Purchase Right or vesting or settlement of a Restricted Stock Unit that number of Shares having a Fair Market Value determined as of the applicable Tax Date

(as defined below) equal to the amount required to be withheld. For purposes of this Section 13, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the “Tax Date”).

(d) If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option or Stock Purchase Right or vesting or settlement of a Restricted Stock Unit by surrendering to the Company Shares that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of shares previously acquired from the Company that are surrendered under this Section 13(d), such Shares must have been owned by the Participant for more than six (6) months on the date of surrender (or such other period of time as is required for the Company to avoid adverse accounting charges).

(e) Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 13(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by a Participant under Section 13(d) above must be made on or prior to the applicable Tax Date.

(f) In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

14. Non-Transferability of Options, Stock Purchase Rights and Restricted Stock Units.

(a) General. Except as set forth in this Section 14, an Option, Stock Purchase Right or Restricted Stock Unit may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option, Stock Purchase Right or Restricted Stock Unit may be exercised, during the lifetime of the holder of an Option or Stock Purchase Right, only by such holder or a transferee permitted by this Section 14.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 14, the Administrator may in its discretion grant Nonstatutory Stock Options that may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to “Immediate Family Members” (as defined below) of the Optionee. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests.

15. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a) Changes in Capitalization. Subject to any action required under Applicable Laws by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding award, and the number of Shares of Common Stock that have been authorized for issuance under the Plan but as to which no awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an award, as well as the price per Share of Common Stock covered by each such outstanding award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an award.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Option, Stock Purchase Right and Restricted Stock Unit will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c) Corporate Transaction; Change of Control.

(i) In the event of a Corporate Transaction (other than a Change of Control), each outstanding Option, Stock Purchase Right and Restricted Stock Unit shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the award or to substitute an equivalent option or right, in which case such Option, Stock Purchase Right or Restricted Stock Unit shall terminate upon the consummation of the transaction.

For purposes of this Section 15(c), an Option, Stock Purchase Right or Restricted Stock Unit shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an Option, Stock Purchase Right or Restricted Stock Unit would be entitled to receive upon exercise of the award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the award at such time (after giving effect to any adjustments in the number of Shares covered by the Option, Stock Purchase Right or Restricted Stock Unit as provided for in this Section 15); provided that if such consideration received in the transaction is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon exercise or settlement of the award to be solely common stock of the Successor Corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

(ii) Notwithstanding any other provision of the Plan, in the event of a Change of Control, the Board, in its discretion, may take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of an award. (ii) provide for the purchase of an award upon the Participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of an award immediately prior to the consummation of the Change of Control, had the award been currently exercisable or payable, (iii) adjust the terms of the award in a manner determined by the Board, (iv) cause the award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Board may consider equitable and in the best interests of the Company.

(d) Certain Distributions. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Option or Stock Purchase Right to reflect the effect of such distribution.

16. Time of Granting Options, Stock Purchase Rights and Restricted Stock Units. The date of grant of an Option, Stock Purchase Right or Restricted Stock Unit shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, Stock Purchase Right or Restricted Stock Unit, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee’s employment relationship with the Company. Notice of the determination shall be given to each Employee or Consultant to whom an Option, Stock Purchase Right or Restricted Stock Unit is so granted within a reasonable time after the date of such grant.

17. Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation (other than an adjustment pursuant to Section 15 above) shall be made that would materially and adversely affect the rights of any Optionee or holder of Stock Purchase Rights or Restricted Stock Units under any outstanding grant, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required. Notwithstanding any other provision of the Plan to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Optionee, amend the Plan or any Option, Stock Purchase Right or Restricted Stock Unit, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Option, Stock Purchase Right or Restricted Stock Unit to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.

(b) Effect of Amendment or Termination. Except as to amendments which the Administrator has the authority under the Plan to make unilaterally, no amendment or termination of the Plan shall materially and adversely affect Options, Stock Purchase Rights or Restricted Stock Units already granted, unless mutually agreed otherwise between the Optionee or holder of the Stock Purchase Rights or Restricted Stock Units and the Administrator, which agreement must be in writing and signed by the Optionee or holder and the Company.

18. Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of an Option or Stock Purchase Right, or settlement of a Restricted Stock Unit, the Company may require the person exercising the award to represent and warrant at the time of any such exercise or settlement that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law. Shares issued upon exercise or settlement of awards granted prior to the date on which the Common Stock becomes a Listed Security shall be subject to a right of first refusal in favor of the Company pursuant to which the Participant will be required to offer Shares to the Company before selling or transferring them to any third party on such terms and subject to such conditions as is reflected in the applicable Option Agreement, Restricted Stock Purchase Agreement or Restricted Stock Unit Agreement.

19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20. Agreements. Options, Stock Purchase Rights and Restricted Stock Units shall be evidenced by Option Agreements, Restricted Stock Purchase Agreements or Restricted Stock Unit Agreements, respectively, in such form(s) as the Administrator shall from time to time approve.

21. Stockholder Approval. If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.

22. Information and Documents to Optionees and Purchasers. Prior to the date, if any, upon which the Common Stock becomes a Listed Security and if required by the Applicable Laws, the Company shall provide financial statements at least annually to each Optionee and to each individual who acquired Shares pursuant to the Plan, during the period such Optionee or purchaser has one or more Options, Stock Purchase Rights or Restricted Stock Units outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns such Shares. The Company shall not be required to provide such information if the issuance of Options, Stock Purchase Rights or Restricted Stock Units under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

23. Effective Date of Plan. The Plan was originally adopted by the Board on September 20, 2007 and by the stockholders of the Company on October 30, 2007 and became effective on that date and was then subsequently amended and restated on September 12, 2008, August 30, 2010, September 27, 2011, March 22, 2013, May 23, 2013, May 7, 2014, August 7, 2014. Options or Stock Purchase Rights may be granted under the Plan at any time on or after the effective date. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board; amendments requiring stockholder approval (as provided in Section 17 hereof) shall become effective when adopted by the Board, but no Option granted after the date of such amendment may be exercised, and no Option, Stock Purchase Rights or Restricted Stock Units may be granted or shares issued after the date of such amendment (to the extent that such amendment to the Plan was required to enable the Company to grant such Option, Stock Purchase Rights or Restricted Stock Units or issue such shares to a particular person) until such amendment is approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve (12) months of the Board’s adoption of such amendment, all Options and Restricted Stock Units granted on or after the date of such amendment shall terminate and cease to be outstanding to the extent that such amendment was required to enable the Company to grant such award to a particular person. Subject to such limitations, Stock Purchase Rights may be granted and shares may be issued under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

FITBIT, INC.

AMENDED AND RESTATED 2007 STOCK PLAN

NOTICE OF STOCK OPTION GRANT

[NAME]

You have been granted an option to purchase Common Stock of FitBit, Inc. (the “Company”) as follows:

Board Approval Date:	[DATE]

Date of Grant (Later of Board Approval Date or Commencement of Employment/Consulting):	[DATE]

Exercise Price Per Share:	[PRICE]

Total Number of Shares Granted:	[SHARES]

Total Exercise Price:	[TOTAL PRICE]

Type of Option	[TYPE]

Expiration Date:	[EXPIRATION DATE

Vesting Commencement Date:	[VEST START DATE]

Vesting Exercise Schedule:	[VEST SCHEDULE]

Termination Period:	This Option may be exercised for 3 months after termination of your employment or consulting relationship except as set out in Section 5 of the Stock Option Agreement (but in no event later than the Expiration Date). You are responsible for keeping track of these exercise periods following termination for any reason of your service relationship with the Company. The Company will not provide further notice of such periods.

Transferability:	This Option may not be transferred.

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the FitBit, Inc. Amended and Restated 2007 Stock Plan and the Stock Option Agreement, both of which are attached and made a part of this document.

In addition, you agree and acknowledge that your rights to any Shares underlying the Option will be earned only as you provide services to the Company over time, that the grant of the Option is not as consideration for services you rendered to the Company prior to your Vesting Commencement Date, and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.

FitBit, Inc.

[NAME]	By:
James Park, Co-Founder and CEO

2

FITBIT, INC.

AMENDED AND RESTATED 2007 STOCK PLAN

STOCK OPTION AGREEMENT

1. Grant of Option. FitBit, Inc., a Delaware corporation (the “Company”), hereby grants to                                          (“Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant relating to this Option, which has been provided to Optionee (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the FitBit, Inc. Amended and Restated 2007 Stock Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2. Designation of Option. This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent the Option does not qualify as an Incentive Stock Option, it is intended to be a Nonstatutory Stock Option.

Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Parent or Subsidiary, including under other plans of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with Section 5(c) of the Plan.

3. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule and with the provisions of Section 10 of the Plan as follows:

(a) Right to Exercise.

(i) This Option may not be exercised for a fraction of a share.

(ii) In the event of Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Section 5 below, subject to the limitations contained in this Section 3.

(iii) In no event may this Option be exercised after the Expiration Date of the Option as set forth in the Notice.

(b) Method of Exercise.

(i) This Option shall be exercisable by execution and delivery of the Exercise Notice and Restricted Stock Purchase Agreement attached hereto as Exhibit A (the “Exercise Agreement”) or of any other form of written notice approved for such purpose by the Company which shall state Optionee’s election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Plan Administrator in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

(ii) As a condition to the exercise of this Option and as further set forth in Section 12 of the Plan, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option whether by withholding, direct payment to the Company, or otherwise. Optionee also agrees to make adequate and timely provision for federal, state, or other tax withholding obligations, if any, which arise from the vesting of the Option or the disposition of shares.

(iii) The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws.

4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:

(a) cash or check;

(b) cancellation of indebtedness;

(c) prior to the date, if any, upon which the Common Stock becomes a Listed Security, by surrender of other shares of Common Stock of the Company that have an aggregate Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised. In the case of shares acquired directly or indirectly from the Company, such shares must have been owned by Optionee for more than six (6) months on the date of surrender (or such other period of time as is necessary to avoid the Company’s incurring adverse accounting charges);

(d) following the date, if any, upon which the Common Stock is a Listed Security, and if the Company is at such time permitting “same day sale” cashless brokered exercises and to the extent permitted by Applicable Laws, delivery of a properly executed exercise notice together with irrevocable instructions to a broker participating in such cashless brokered exercise program to deliver promptly to the Company the amount required to pay the exercise price (and applicable withholding taxes);

provided that, the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of exercise.

5. Termination of Relationship. Following the date of termination of Optionee’s Continuous Service Status for any reason (the “Termination Date”), Optionee may exercise the Option only as set forth in this Section 5. To the extent that Optionee is not entitled to exercise this Option as of the Termination Date, or if Optionee does not exercise this Option within the applicable period set forth below, the Option shall terminate in its entirety. In no event, may any Option be exercised after the Expiration Date of the Option as set forth below.

(a) Termination. In the event of termination of Optionee’s Continuous Service Status other than as a result of Optionee’s Disability or death or for Cause (as defined in the Plan), Optionee may, to the extent Optionee is vested in the Option Shares at the date of such termination (the “Termination Date”), exercise this Option during the three (3) month period immediately following the Termination Date.

(b) Other Terminations. In connection with any termination other than a termination covered by Section 5(a), Optionee may exercise the Option only as described below:

(i) Termination upon Disability of Optionee. In the event of termination of Optionee’s Continuous Service Status as a result of Optionee’s Disability, Optionee may, but only within six months from the Termination Date, exercise this Option to the extent Optionee was vested in the Option Shares as of such Termination Date. For purposes of this Agreement, “Disability” means the Optionee’s inability, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of Optionee’s position because of his or her sickness or injury. Any exercise of this Option beyond (i) three (3) months after Optionee’s termination of Continuous Service Status, when such termination is for any reason other than Optionee’s death or disability, within the meaning of Section 22(e)(3) of the Code; or (ii) twelve (12) months after Optionee’s termination of Continuous Service Status, when such termination is for Optionee’s disability, within the meaning of Section 22(e)(3) of the code, is deemed to be a Nonstatuory Stock Option.

(ii) Death of Optionee. In the event of the death of Optionee (a) during the term of this Option and while an Employee or Consultant of the Company and having been in Continuous Service Status since the date of grant of the Option, or (b) within thirty (30) days after Optionee’s Termination Date, the Option may be exercised at any time within twelve months following the date of death by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was vested in the Option as of the Termination Date.

(iii) Termination for Cause. In the event Optionee’s Continuous Service Status is terminated for Cause, the Option shall terminate immediately upon such termination for Cause as set forth in Section 10(b)(iv) of the Plan. In the event Optionee’s employment or consulting relationship with the Company is suspended pending investigation of whether such relationship shall be terminated for Cause, all Optionee’s rights under the Option, including the right to exercise the Option, shall be suspended during the investigation period, also as set forth in Section 10(b)(iv) of the Plan.

6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The designation of a beneficiary by Optionee will not constitute a transfer. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

7. Tax Consequences. Below is a brief summary as of the date of this Option of certain of the United States federal tax consequences of exercise of this Option and disposition of the Shares under the laws in effect as of the Date of Grant. THIS SUMMARY IS INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Incentive Stock Option.

(i) Tax Treatment upon Exercise and Sale of Shares. If this Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject Optionee to the alternative minimum tax in the year of exercise. If Shares issued upon exercise of an Incentive Stock Option are held for at least one year after exercise and are disposed of at least two years after the Option grant date, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares issued upon exercise of an Incentive Stock Option are disposed of within such one-year period or within two years after the Option grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the fair market value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

(ii) Notice of Disqualifying Dispositions. With respect to any Shares issued upon exercise of an Incentive Stock Option, if Optionee sells or otherwise disposes of such Shares on or before the later of (i) the date two years after the Option grant date, or (ii) the date one year after the date of exercise, Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from the early disposition by payment in cash or out of the current earnings paid to Optionee.

(b) Nonstatutory Stock Option. If this Option does not qualify as an Incentive Stock Option, there may be a regular federal (and state) income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise. If Shares issued upon exercise of a Nonstatutory Stock Option are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

8. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

9. Effect of Change in Control. In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Optionee, assume or continue in full force and effect the Company’s rights and obligations under the Option or any portion thereof or substitute for the Option or any portion thereof a substantially equivalent option for the Acquiror’s stock. For purposes of this Section, the Option shall be deemed assumed if, following the Change in Control, the Option confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change in Control. The Option shall terminate without consideration and cease to be outstanding effective as of the time of consummation of the Change in Control to the extent that the Option is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of the Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of this Agreement except as otherwise provided herein.

10. Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value of Shares, proportionate adjustments shall be made in the number of shares and the Exercise Price subject to the Option. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the Exercise Price shall be rounded up to the nearest whole cent. In no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

11. Rights as a Stockholder, Director, Employee or Consultant. The Optionee shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of the issuance of the Shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 10. If the Optionee is an Employee, the Optionee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Optionee, the Optionee’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Optionee any right to continue in the service of a Company or interfere in any way with any right of the Company to terminate the Optionee’s service as a Director, an Employee or Consultant, as the case may be, at any time.

12. Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. The Option, including the Plan, constitutes the entire agreement between Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

13. Miscellaneous Provisions.

(a) Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b) Binding Effect. Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(c) Termination or Amendment. The Board may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 9 in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Option without the consent of the Optionee. Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of any participant, amend the Plan or any Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Agreement to any present or future law, regulation or rule applicable to the Plan or Agreement, including, but not limited to, Section 409A of the Code.

(d) Delivery of Documents and Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Optionee by the Company, or, upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Notice or at such other address as such party may designate in writing from time to time to the other party.

(i) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Notice, this Agreement, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to the Optionee electronically. In addition, if permitted by the Company, the Optionee may deliver electronically the Notice and Exercise Notice called for by Section 3(b) to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(ii) Inspection Rights. Optionee acknowledges and understands that, but for the waiver made herein, Optionee would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the General Corporation Law of Delaware (any and all such rights, and any and all such other rights of Optionee as may be provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, Optionee hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver shall not affect any rights of a director, in his or her capacity as such, under Section 220. The foregoing waiver shall not apply to any contractual inspection rights under any written agreement Optionee may have with the Company.

(e) Consent to Electronic Delivery. The Optionee acknowledges that the Optionee has read Section 13(e) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Notice and Exercise Notice, as described in Section 13(e), and, if applicable, any information described in Rule 701(e)(2), (3), (4), and (5) of the Securities Act, account statements, or other communications or information). The Optionee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Optionee by contacting the Company by telephone or in writing. The Optionee further acknowledges that the Optionee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Optionee understands that the Optionee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Optionee may revoke his or her consent to the electronic delivery of documents described above or may change the electronic mail address to which such documents are to be delivered (if Optionee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Optionee understands that while he or she is not required to consent to electronic delivery, his or her execution of this Agreement confirms his or her consent to the maximum extent permitted by law.

(f) Data Privacy. Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Company any Parent or Subsidiary of for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan. Optionee understands that the Company may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. Optionee understands that Data will be transferred to third parties in connection with the implementation, administration and management of the Plan. Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Optionee’s country. Optionee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Optionee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Optionee’s participation in the Plan. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If Optionee does not consent, or if Optionee later seeks to revoke his or her consent, his or her employment status or service and career with the Company will not be adversely affected; the only adverse consequence of refusing or withdrawing Optionee’s consent is that Company would not be able to grant Optionee options or other equity awards or administer or maintain such awards. Therefore, Optionee understands that refusing or withdrawing his or her consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact his or her local human resources representative.

(g) Applicable Law. This Option Agreement shall be governed by the laws of the State of California.

(h) Vesting Schedule. Optionee agrees and acknowledges that the vesting and/or exercise schedule of the Option may change prospectively in the event that Optionee’s Continuous Service Status changes between full and part time status in accordance with Company policies relating to work schedules and vesting of awards.

(i) Retention. Optionee agrees and acknowledges that Optionee’s rights to any Shares underlying the Option will be earned only as Optionee remains in Continuous Service Status with the Company, that the grant of the Option is not intended to be consideration for services rendered to the Company, and that nothing herein confers upon Optionee any right to continue his or her service relationship with the Company for any period of time, nor does it interfere in any way with Optionee’s right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.

EXHIBIT A

FITBIT, INC.

AMENDED AND RESTATED 2007 STOCK PLAN

EXERCISE NOTICE AND RESTRICTED STOCK PURCHASE AGREEMENT

This Agreement (“Agreement”) is made as of                                         , by and between FitBit, Inc., a Delaware corporation (the “Company”), and                                          (“Purchaser”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Amended and Restated 2007 Stock Plan.

1. Exercise of Option. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase                     shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Company’s Amended and Restated 2007 Stock Plan (the “Plan”) and the Stock Option Agreement granted                      (the “Option Agreement”). The purchase price for the Shares shall be $                     per Share for a total purchase price of $                    . The term “Shares” refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2. Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement in accordance with the provisions of Section 3(b) of the Option Agreement. On such date, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the exercise price therefor by Purchaser by any method listed in Section 4 of the Option Agreement.

3. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.

(a) Right of First Refusal. Before any Shares held by Purchaser or any transferee of Purchaser (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3(a) (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the “Offered Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

(ii) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.

(iii) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 3(a) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(iv) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(v) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3(a), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 60 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 3 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(vi) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 3(a) notwithstanding, the transfer of any or all of the Shares during Purchaser’s lifetime or on Purchaser’s death by will or intestacy to Purchaser’s Immediate Family or a trust for the benefit of Purchaser’s Immediate Family shall be exempt from the provisions of this Section 3(a). “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3.

(b) Involuntary Transfer.

(i) Company’s Right to Purchase upon Involuntary Transfer. In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth in Section 3(a)(vi) above) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase all of the Shares transferred at the greater of the purchase price paid by Purchaser pursuant to this Agreement or the Fair Market Value of the Shares on the date of transfer. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Shares.

(ii) Price for Involuntary Transfer. With respect to any stock to be transferred pursuant to Section 3(b)(i), the price per Share shall be a price set by the Board of Directors of the Company that will reflect the current value of the stock in terms of present earnings and future prospects of the Company. The Company shall notify Purchaser or his or her executor of the price so determined within thirty (30) days after receipt by it of written notice of the transfer or proposed transfer of Shares. However, if the Purchaser does not agree with the valuation as determined by the Board of Directors of the Company, the Purchaser shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and the Purchaser and whose fees shall be borne equally by the Company and the Purchaser.

(c) Assignment. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any shareholder or shareholders of the Company or other persons or organizations.

(e) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Company’s Shares shall be void unless the provisions of this Agreement are satisfied.

(f) Termination of Rights. The right of first refusal granted the Company by Section 3(a) above and the option to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 3(b) above shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). Upon termination of the right of first refusal described in Section 3(a) above, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 5(a)(ii) herein and delivered to Purchaser.

4. Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any person or entity.

(b) Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the certificate(s) evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d) Purchaser is familiar with the provisions of Rules 144 and 701, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144 or Rule 701. Notwithstanding this paragraph (d), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (e) below.

(e) Purchaser further understands that in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f) Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

5. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(i)	THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR UNDER APPLICABLE STATE LAW.

(ii)	THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

6. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.

7. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

8. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

(h) California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

[Signature Page Follows]

The parties have executed this Exercise Notice and Restricted Stock Purchase Agreement as of the date first set forth above.

COMPANY:

FITBIT, INC.

By:
Name:
Title:

PURCHASER:

(Signature)

(Print Name)

Address:

I,                                         , spouse of                                         , have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other such interest shall hereby by similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of

RECEIPT

FitBit, Inc. (the “Company”) hereby acknowledges receipt of (check as applicable):

A check in the amount of $

The cancellation of indebtedness in the amount of $

Certificate No. representing shares of the Company’s Common Stock with a fair market value of $ given by as consideration for Certificate No. for shares of Common Stock of the Company.

Other approved method of payment.

Dated:

FitBit, Inc.

By:

Name:
(print)

Title:

FITBIT, INC.

AMENDED AND RESTATED 2007 STOCK PLAN

STOCK OPTION AGREEMENT

1. Grant of Option. FitBit, Inc., a Delaware corporation (the “Company”), hereby grants to                                          (“Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant relating to this Option, which has been provided to Optionee (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the FitBit, Inc. Amended and Restated 2007 Stock Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2. Designation of Option. This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent the Option does not qualify as an Incentive Stock Option, it is intended to be a Nonstatutory Stock Option.

Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Parent or Subsidiary, including under other plans of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with Section 5(c) of the Plan.

3. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule and with the provisions of Section 10 of the Plan as follows:

(a) Right to Exercise.

(i) This Option may not be exercised for a fraction of a share.

(ii) In the event of Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Section 5 below, subject to the limitations contained in this Section 3.

(iii) In no event may this Option be exercised after the Expiration Date of the Option as set forth in the Notice.

(b) Method of Exercise.

(i) This Option shall be exercisable by execution and delivery of the Exercise Notice and Restricted Stock Purchase Agreement attached hereto as Exhibit A (the “Exercise Agreement”) or of any other form of written notice approved for such purpose by the Company which shall state Optionee’s election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Plan Administrator in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

(ii) As a condition to the exercise of this Option and as further set forth in Section 12 of the Plan, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option whether by withholding, direct payment to the Company, or otherwise. Optionee also agrees to make adequate and timely provision for federal, state, or other tax withholding obligations, if any, which arise from the vesting of the Option or the disposition of shares.

(iii) The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws.

(c) Acceleration of Vesting. Notwithstanding the Vesting Schedule set out in the Notice or the other provisions of this Agreement, in the event that the Optionee is “involuntarily separated” from the Company (or a successor to the Company pursuant to a Change in Control (as defined in the Plan) within twelve (12) months following the closing of a Change in Control, then the Vesting Schedule shall be amended to provide that one-half of any then remaining unvested Shares shall, upon the date of such involuntary separation, immediately vest and become exercisable. For these purposes, you shall be deemed to have been “involuntarily separated” if (i) your employment is terminated by the Company (or a successor) for a reason other than “Cause” (as defined below), death or permanent disability, or (ii) you resign within ninety (90) days following any of the following events, provided that you provided the Company with thirty (30) days written notice of one of the following events and the Company failed to remedy the event within thirty (30) days after receiving such notice: (A) any material diminution or material adverse change in your duties or responsibilities (other than in connection with your unavailability by reason of disability, (B) a reduction of more than 10% in any one-year period by the Company in your base salary (other than on account of a reduction applicable to all executive employees), or (C) the relocation of your principal work location more than fifty (50) miles from San Mateo, California, except for required travel substantially consistent with your business obligations. For the avoidance of doubt, a mere change in title without a material adverse change in duties or responsibilities shall not constitute grounds for an involuntary separation. As used here, “Cause” shall mean the occurrence of any of the following events, as determined in the good faith judgment of the Board of Directors of the Company: (A) your refusal to follow the lawful directions of the Board within five (5) days of the giving of written notice thereof to you; (B) your gross negligence, willful misconduct, embezzlement or misappropriation of corporation funds or other acts of theft, fraud, self-dealing, dishonesty or breach of fiduciary duty with respect to the Company that, if curable, is not cured within ten (10) days of the giving of written notice thereof to you; (C) your indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony, any act or omission constituting, fraud, dishonesty or disloyalty or, any act or omission constituting professional misconduct, in all cases with respect to the Company; (D) your significant violation of any statutory or common law duty of loyalty to the Company, or any violation of any material law, regulation or ordinance applicable to the Company which has an adverse effect on the Company; (E) the breach, non-performance or non-observance, by you, of any material term of any agreement to which you and the Company are parties, if such breach, non-performance or non-observance shall continue beyond a period of ten (10) days immediately after written notice thereof to you; (F) an unauthorized use or disclosure by you of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company; or (G) your failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested your cooperation.

4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:

(a) cash or check;

(b) cancellation of indebtedness;

(c) prior to the date, if any, upon which the Common Stock becomes a Listed Security, by surrender of other shares of Common Stock of the Company that have an aggregate Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised. In the case of shares acquired directly or indirectly from the Company, such shares must have been owned by Optionee for more than six (6) months on the date of surrender (or such other period of time as is necessary to avoid the Company’s incurring adverse accounting charges);

(d) following the date, if any, upon which the Common Stock is a Listed Security, and if the Company is at such time permitting “same day sale” cashless brokered exercises and to the extent permitted by Applicable Laws, delivery of a properly executed exercise notice together with irrevocable instructions to a broker participating in such cashless brokered exercise program to deliver promptly to the Company the amount required to pay the exercise price (and applicable withholding taxes);

provided that, the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of exercise.

5. Termination of Relationship. Following the date of termination of Optionee’s Continuous Service Status for any reason (the “Termination Date”), Optionee may exercise the Option only as set forth in this Section 5. To the extent that Optionee is not entitled to exercise this Option as of the Termination Date, or if Optionee does not exercise this Option within the applicable period set forth below, the Option shall terminate in its entirety. In no event, may any Option be exercised after the Expiration Date of the Option as set forth below.

(a) Termination. In the event of termination of Optionee’s Continuous Service Status other than as a result of Optionee’s Disability or death or for Cause (as defined in the Plan), Optionee may, to the extent Optionee is vested in the Option Shares at the date of such termination (the “Termination Date”), exercise this Option during the three (3) month period immediately following the Termination Date.

(b) Other Terminations. In connection with any termination other than a termination covered by Section 5(a), Optionee may exercise the Option only as described below:

(i) Termination upon Disability of Optionee. In the event of termination of Optionee’s Continuous Service Status as a result of Optionee’s Disability, Optionee may, but only within six months from the Termination Date, exercise this Option to the extent Optionee was vested in the Option Shares as of such Termination Date. For purposes of this Agreement, “Disability” means the Optionee’s inability, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of Optionee’s position because of his or her sickness or injury. Any exercise of this Option beyond (i) three (3) months after Optionee’s termination of Continuous Service Status, when such termination is for any reason other than Optionee’s death or disability, within the meaning of Section 22(e)(3) of the Code; or (ii) twelve (12) months after Optionee’s termination of Continuous Service Status, when such termination is for Optionee’s disability, within the meaning of Section 22(e)(3) of the code, is deemed to be a Nonstatuory Stock Option.

(ii) Death of Optionee. In the event of the death of Optionee (a) during the term of this Option and while an Employee or Consultant of the Company and having been in Continuous Service Status since the date of grant of the Option, or (b) within thirty (30) days after Optionee’s Termination Date, the Option may be exercised at any time within twelve months following the date of death by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was vested in the Option as of the Termination Date.

(iii) Termination for Cause. In the event Optionee’s Continuous Service Status is terminated for Cause, the Option shall terminate immediately upon such termination for Cause as set forth in Section 10(b)(iv) of the Plan. In the event Optionee’s employment or consulting relationship with the Company is suspended pending investigation of whether such relationship shall be terminated for Cause, all Optionee’s rights under the Option, including the right to exercise the Option, shall be suspended during the investigation period, also as set forth in Section 10(b)(iv) of the Plan.

6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The designation of a beneficiary by Optionee will not constitute a transfer. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

7. Tax Consequences. Below is a brief summary as of the date of this Option of certain of the United States federal tax consequences of exercise of this Option and disposition of the Shares under the laws in effect as of the Date of Grant. THIS SUMMARY IS INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Incentive Stock Option.

(i) Tax Treatment upon Exercise and Sale of Shares. If this Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject Optionee to the alternative minimum tax in the year of exercise. If Shares issued upon exercise of an Incentive Stock Option are held for at least one year after exercise and are disposed of at least two years after the Option grant date, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares issued upon exercise of an Incentive Stock Option are disposed of within such one-year period or within two years after the Option grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the fair market value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

(ii) Notice of Disqualifying Dispositions. With respect to any Shares issued upon exercise of an Incentive Stock Option, if Optionee sells or otherwise disposes of such Shares on or before the later of (i) the date two years after the Option grant date, or (ii) the date one year after the date of exercise, Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from the early disposition by payment in cash or out of the current earnings paid to Optionee.

(b) Nonstatutory Stock Option. If this Option does not qualify as an Incentive Stock Option, there may be a regular federal (and state) income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise. If Shares issued upon exercise of a Nonstatutory Stock Option are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

8. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

9. Effect of Change in Control. In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Optionee, assume or continue in full force and effect the Company’s rights and obligations under the Option or any portion thereof or substitute for the Option or any portion thereof a substantially equivalent option for the Acquiror’s stock. For purposes of this Section, the Option shall be deemed assumed if, following the Change in Control, the Option confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change in Control. The Option shall terminate without consideration and cease to be outstanding effective as of the time of consummation of the Change in Control to the extent that the Option is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of the Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of this Agreement except as otherwise provided herein.

10. Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value of Shares, proportionate adjustments shall be made in the number of shares and the Exercise Price subject to the Option. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the Exercise Price shall be rounded up to the nearest whole cent. In no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

11. Rights as a Stockholder, Director, Employee or Consultant. The Optionee shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of the issuance of the Shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 10. If the Optionee is an Employee, the Optionee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Optionee, the Optionee’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Optionee any right to continue in the service of a Company or interfere in any way with any right of the Company to terminate the Optionee’s service as a Director, an Employee or Consultant, as the case may be, at any time.

12. Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. The Option, including the Plan, constitutes the entire agreement between Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

13.	Miscellaneous Provisions.

(a) Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b) Binding Effect. Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(c) Termination or Amendment. The Board may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 9 in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Option without the consent of the Optionee. Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of any participant, amend the Plan or any Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Agreement to any present or future law, regulation or rule applicable to the Plan or Agreement, including, but not limited to, Section 409A of the Code.

(d) Delivery of Documents and Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Optionee by the Company, or, upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Notice or at such other address as such party may designate in writing from time to time to the other party.

(i) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Notice, this Agreement, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to the Optionee electronically. In addition, if permitted by the Company, the Optionee may deliver electronically the Notice and Exercise Notice called for by Section 3(b) to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(ii) Inspection Rights. Optionee acknowledges and understands that, but for the waiver made herein, Optionee would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the General Corporation Law of Delaware (any and all such rights, and any and all such other rights of Optionee as may be provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, Optionee hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver shall not affect any rights of a director, in his or her capacity as such, under Section 220. The foregoing waiver shall not apply to any contractual inspection rights under any written agreement Optionee may have with the Company.

(e) Consent to Electronic Delivery. The Optionee acknowledges that the Optionee has read Section 13(e) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Notice and Exercise Notice, as described in Section 13(e), and, if applicable, any information described in Rule 701(e)(2), (3), (4), and (5) of the Securities Act, account statements, or other communications or information). The Optionee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Optionee by contacting the Company by telephone or in writing. The Optionee further acknowledges that the Optionee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Optionee understands that the Optionee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Optionee may revoke his or her consent to the electronic delivery of documents described above or may change the electronic mail address to which such documents are to be delivered (if Optionee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Optionee understands that while he or she is not required to consent to electronic delivery, his or her execution of this Agreement confirms his or her consent to the maximum extent permitted by law.

(f) Data Privacy. Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Company any Parent or Subsidiary of for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan. Optionee understands that the Company may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. Optionee understands that Data will be transferred to third parties in connection with the implementation, administration and management of the Plan. Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Optionee’s country. Optionee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Optionee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing

Optionee’s participation in the Plan. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If Optionee does not consent, or if Optionee later seeks to revoke his or her consent, his or her employment status or service and career with the Company will not be adversely affected; the only adverse consequence of refusing or withdrawing Optionee’s consent is that Company would not be able to grant Optionee options or other equity awards or administer or maintain such awards. Therefore, Optionee understands that refusing or withdrawing his or her consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact his or her local human resources representative.

(g) Applicable Law. This Option Agreement shall be governed by the laws of the State of California.

(h) Vesting Schedule. Optionee agrees and acknowledges that the vesting and/or exercise schedule of the Option may change prospectively in the event that Optionee’s Continuous Service Status changes between full and part time status in accordance with Company policies relating to work schedules and vesting of awards.

(i) Retention. Optionee agrees and acknowledges that Optionee’s rights to any Shares underlying the Option will be earned only as Optionee remains in Continuous Service Status with the Company, that the grant of the Option is not intended to be consideration for services rendered to the Company, and that nothing herein confers upon Optionee any right to continue his or her service relationship with the Company for any period of time, nor does it interfere in any way with Optionee’s right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.

EXHIBIT A

FITBIT, INC.

AMENDED AND RESTATED 2007 STOCK PLAN

EXERCISE NOTICE AND RESTRICTED STOCK PURCHASE AGREEMENT

This Agreement (“Agreement”) is made as of                                         , by and between FitBit, Inc., a Delaware corporation (the “Company”), and                                          (“Purchaser”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Amended and Restated 2007 Stock Plan.

1. Exercise of Option. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase                              shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Company’s Amended and Restated 2007 Stock Plan (the “Plan”) and the Stock Option Agreement granted                              (the “Option Agreement”). The purchase price for the Shares shall be $                      per Share for a total purchase price of $                     . The term “Shares” refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2. Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement in accordance with the provisions of Section 3(b) of the Option Agreement. On such date, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the exercise price therefor by Purchaser by any method listed in Section 4 of the Option Agreement.

3. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.

(a) Right of First Refusal. Before any Shares held by Purchaser or any transferee of Purchaser (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3(a) (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the “Offered Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

(ii) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.

(iii) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 3(a) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(iv) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(v) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3(a), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 60 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 3 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(vi) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 3(a) notwithstanding, the transfer of any or all of the Shares during Purchaser’s lifetime or on Purchaser’s death by will or intestacy to Purchaser’s Immediate Family or a trust for the benefit of Purchaser’s Immediate Family shall be exempt from the provisions of this Section 3(a). “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3.

(b) Involuntary Transfer.

(i) Company’s Right to Purchase upon Involuntary Transfer. In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth in Section 3(a)(vi) above) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase all of the Shares transferred at the greater of the purchase price paid by Purchaser pursuant to this Agreement or the Fair Market Value of the Shares on the date of transfer. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Shares.

(ii) Price for Involuntary Transfer. With respect to any stock to be transferred pursuant to Section 3(b)(i), the price per Share shall be a price set by the Board of Directors of the Company that will reflect the current value of the stock in terms of present earnings and future prospects of the Company. The Company shall notify Purchaser or his or her executor of the price so determined within thirty (30) days after receipt by it of written notice of the transfer or proposed transfer of Shares. However, if the Purchaser does not agree with the valuation as determined by the Board of Directors of the Company, the Purchaser shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and the Purchaser and whose fees shall be borne equally by the Company and the Purchaser.

(c) Assignment. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any shareholder or shareholders of the Company or other persons or organizations.

(e) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Company’s Shares shall be void unless the provisions of this Agreement are satisfied.

(f) Termination of Rights. The right of first refusal granted the Company by Section 3(a) above and the option to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 3(b) above shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). Upon termination of the right of first refusal described in Section 3(a) above, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 5(a)(ii) herein and delivered to Purchaser.

4. Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any person or entity.

(b) Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the certificate(s) evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d) Purchaser is familiar with the provisions of Rules 144 and 701, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144 or Rule 701. Notwithstanding this paragraph (d), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (e) below.

(e) Purchaser further understands that in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f) Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

5. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(i)	THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR UNDER APPLICABLE STATE LAW.

(ii)	THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

6. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.

7. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

8. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

(h) California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

[Signature Page Follows]

The parties have executed this Exercise Notice and Restricted Stock Purchase Agreement as of the date first set forth above.

COMPANY:

FITBIT, INC.

By:
Name:
Title:

PURCHASER:

(Signature)

(Print Name)

Address:

I,                                         , spouse of                                              , have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other such interest shall hereby by similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of

RECEIPT

FitBit, Inc. (the “Company”) hereby acknowledges receipt of (check as applicable):

____	A check in the amount of $__________

____	The cancellation of indebtedness in the amount of $__________

____	Certificate No. ____ representing ______ shares of the Company’s Common Stock with a fair market value of $__________ given by as consideration for Certificate No. ______ for ___________ shares of Common Stock of the Company.

____	Other approved method of payment.

Dated:

FitBit, Inc.

By:

Name:
(print)

Title:

FITBIT, INC.

AMENDED AND RESTATED 2007 STOCK PLAN

RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Stock Purchase Agreement (the “Agreement”) is made and entered into as of                      (the “Effective Date”) by and between FitBit, Inc., a Delaware corporation (the “Company”), and                      (“Purchaser”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s Amended and Restated 2007 Stock Plan, as may be amended from time to time (the “Plan”).

1. PURCHASE OF SHARES.

1.1 Agreement to Purchase and Sell Shares. On the Effective Date and subject to the terms and conditions of this Agreement and the Plan, Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser,                      (            ) shares of the Company’s Common Stock (the “Shares”), at the price of                      ($            ) per share (the “Purchase Price Per Share”) for a Total Purchase Price of                      ($            ) (the “Purchase Price”). As used in this Agreement, the term “Shares” includes the Shares purchased under this Agreement and all securities received (a) in replacement of the Shares, (b) as a result of stock dividends or stock splits with respect to the Shares, and (c) in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

1.2 Payment. Purchaser hereby delivers payment of the Purchase Price as follows (check and complete as appropriate):

☐	in cash (by check) in the amount of $ , receipt of which is acknowledged by the Company.

☐	by cancellation of indebtedness of the Company owed to Purchaser in the amount of $ .

☐	by the waiver hereby of compensation due or accrued for services rendered in the amount of $ .

☐	by delivery of fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Purchaser free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $ per share (a) for which the Company has received “full payment of the purchase price” within the meaning of SEC Rule 144, (if purchased by use of a promissory note, such note has been fully paid with respect to such vested shares), or (b) that were obtained by Purchaser in the open public market.

2. DELIVERIES.

2.1 Deliveries by the Purchaser. Purchaser hereby delivers to the Company at its principal executive offices: (a) this completed and signed Agreement, and (b) the Purchase Price, paid by delivery of the form of payment specified in Section 1.2.

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2.2 Deliveries by the Company. Upon its receipt of the Purchase Price, payment or other provision for any applicable tax obligations, if any, and all the documents to be executed and delivered by Purchaser to the Company as provided herein, the Company will issue a duly executed stock certificate evidencing the Shares in the name of Purchaser with the appropriate legends affixed thereto, to be placed in escrow as provided in Section 6.2 to secure performance of Purchaser’s obligations under Section 5 until expiration or termination of the Company’s Refusal Right (as defined in Section 5).

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Company as follows.

3.1 Agrees to Terms of the Plan. Purchaser has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.

3.2 Acknowledgment of Tax Risks. Purchaser acknowledges that there may be adverse tax consequences upon the purchase and the disposition of the Shares, and that Purchaser has been advised by the Company to consult a tax adviser prior to such purchase or disposition. Purchaser further acknowledges that Purchaser is not relying on the Company or its counsel for tax advice regarding Purchaser’s purchaser or disposition of the Shares or the tax consequences to Purchaser of this Agreement.

3.3 Shares Not Registered or Qualified. Purchaser understands and acknowledges that the Shares have not been registered with the SEC under the Securities Act, or with any securities regulatory agency administering any state securities laws, and that, notwithstanding any other provision of this Agreement to the contrary, the purchase of any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Purchaser agrees to cooperate with the Company to ensure compliance with such laws.

3.4 No Transfer Unless Registered or Exempt; Contractual Restrictions on Transfers. Purchaser understands that Purchaser may not transfer any Shares unless such Shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Purchaser understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares. Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by Purchaser. Purchaser further acknowledges that this Agreement imposes additional restrictions on transfer of the Shares.

3.5 SEC Rule 701. Shares that are issued pursuant to SEC Rule 701 promulgated under the Securities Act may become freely tradable by non-affiliates (under limited conditions regarding the method of sale) ninety (90) days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC, subject to the lengthier market standoff agreement contained in Section 4 of this Agreement or any other agreement entered into by Purchaser. Affiliates must comply with the provisions (other than the holding period requirements) of Rule 144 which permits certain limited sales of unregistered securities. Rule 144 is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of six (6) months, and in certain cases one (1) year, after they have been purchased and paid for (within the meaning of Rule 144). Purchaser understands that use of a promissory note as payment for the Shares may not be deemed to be “full payment of the purchase price” within the meaning of Rule 144 unless certain conditions are met and that, accordingly, the Rule 144 holding period of such Shares may not begin to run until such Shares are fully paid for within the meaning of Rule 144. Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Purchaser remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.

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3.6 Access to Information. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

3.7 Understanding of Risks. Purchaser is fully aware of: (a) the highly speculative nature of the investment in the Shares; (b) the financial hazards involved; (c) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (d) the qualifications and backgrounds of the management of the Company; and (e) the tax consequences of investment in, and disposition of, the Shares.

3.8 Purchase for Own Account for Investment. Purchaser is purchasing the Shares for Purchaser’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act. Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.

3.9 No General Solicitation. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

3.10 SEC Rule 144. Purchaser has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of six (6) months, and in certain cases one (1) year, after they have been purchased and paid for (within the meaning of Rule 144), subject to the lengthier market standoff agreement contained in Section 4 of this Agreement or any other agreement entered into by Purchaser. Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Purchaser remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.

4. MARKET STANDOFF AGREEMENT. Subject to the provisions of this Section, Purchaser agrees in connection with any registration of the Company’s securities under the Securities Act or other registered public offering that, upon the request of the Company or the underwriters managing any registered public offering of the Company’s securities, Purchaser will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such managing underwriters, as the case may be, for a period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the managing underwriters may specify for employee-stockholders generally. The restricted period shall in any event terminate two (2) years after the closing date of the Company’s initial public offering. For purposes of this Section 4, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Shares until the end of such period. Purchaser further agrees that the underwriters of any such registered public offering shall be third party beneficiaries of this Section 4 and agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing. Notwithstanding anything in this Section to the contrary, for the avoidance of doubt, the foregoing provisions of this Section shall not apply to any registration of securities of the Company (a) under an employee benefit plan or (b) in a merger, consolidation, business combination or similar transaction.

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5. COMPANY’S REFUSAL RIGHT. Shares shall be subject to the restrictions on transfer and the granting of encumbrances thereon as provided in Section 5 hereof. Before any Shares held by Purchaser or any transferee of such Shares (either sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including, without limitation, a transfer by gift or operation of law), the Company and/or its assignee(s) will have a right of first refusal to purchase the Shares to be sold or transferred (the “Offered Shares”) on the terms and conditions set forth in this Section (the “Refusal Right”).

5.1 Notice of Proposed Transfer. The Holder of the Offered Shares will deliver to the Company a written notice (the “Notice”) stating: (a) the Holder’s bona fide intention to sell or otherwise transfer the Offered Shares; (b) the name and address of each proposed purchaser or other transferee of Offered Shares (“Proposed Transferee”); (c) the number of Offered Shares to be transferred to each Proposed Transferee; (d) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares to each Proposed Transferee (the “Offered Price”); and (e) that the Holder acknowledges this Notice is an offer to sell the Offered Shares to the Company and/or its assignee(s) pursuant to the Company’s Refusal Right at the Offered Price as provided for in this Agreement.

5.2 Exercise of Refusal Right. At any time within thirty (30) days after the date the Notice is effective pursuant to Section 8.2, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (or, with the consent of the Holder, less than all) the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price, determined as provided in Section 5.3 below.

5.3 Purchase Price. The purchase price for the Offered Shares purchased under this Section will be the Offered Price, provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift), then the purchase price will be the fair market value of the Offered Shares as determined in good faith by the Company’s Board of Directors. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration, as determined in good faith by the Company’s Board of Directors, will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

5.4 Payment. The purchase price for the Offered Shares will be paid, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding indebtedness owed by the Holder to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof. The purchase price will be paid without interest within sixty (60) days after the Company’s receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

5.5 Holder’s Right to Transfer. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Offered Shares to such Proposed Transferee at the Offered Price or at a higher price, provided that (a) such sale or other transfer is consummated within one hundred twenty (120) days after the date the Notice is effective pursuant to Section 8.2, (b) any such sale or other transfer is effected in compliance with all applicable securities laws, and (c) such Proposed Transferee agrees in writing that the provisions of this Section will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described

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in the Notice are not transferred to such Proposed Transferee within such one hundred twenty (120) day period, then a new Notice must be given to the Company pursuant to which the Company will again be offered the Refusal Right before any Shares held by the Holder may be sold or otherwise transferred.

5.6 Exempt Transfers. Notwithstanding the foregoing, the following transfers of Shares will be exempt from the Refusal Right: (a) the transfer of any or all of the Shares during Purchaser’s lifetime by gift or on Purchaser’s death by will or intestacy to Purchaser’s “Immediate Family” (as defined below) or to a trust for the benefit of Purchaser or Purchaser’s Immediate Family, provided that each transferee agrees in a writing satisfactory to the Company that the provisions of this Section will continue to apply to the transferred Shares in the hands of such transferee; (b) any transfer of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another entity or entities (except that, subject to Section 5.7, unless the agreement of merger or consolidation expressly otherwise provides, the Refusal Right will continue to apply thereafter to such Shares, in which case the surviving entity of such merger or consolidation shall succeed to the rights of the Company under this Section); or (c) any transfer of Shares pursuant to the winding up and dissolution of the Company. As used herein, the term “Immediate Family” will mean Purchaser’s spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of Purchaser or Purchaser’s spouse, or the spouse of any of the above or Spousal Equivalent, as defined herein. As used herein, a person is deemed to be a “Spousal Equivalent” provided the following circumstances are true: (i) irrespective of whether or not the Purchaser and the Spousal Equivalent are the same sex, they are the sole spousal equivalent of the other for the last twelve (12) months, (ii) they intend to remain so indefinitely, (iii) neither are married to anyone else, (iv) both are at least 18 years of age and mentally competent to consent to contract, (v) they are not related by blood to a degree of closeness that which would prohibit legal marriage in the state in which they legally reside, (vi) they are jointly responsible for each other’s common welfare and financial obligations, and (vii) they reside together in the same residence for the last twelve (12) months and intend to do so indefinitely.

5.7 Termination of Refusal Right. The Refusal Right will terminate as to all Shares: (a) on the effective date of the first sale of Common Stock of the Company to the public pursuant to a registration statement filed with and declared effective by the SEC under the Securities Act or, if expressly approved by the Board as terminating the Refusal Right, under the laws of any other country having substantially the same effect (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan) or (b) on any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another entity or entities if the common stock of the surviving entity or any direct or indirect parent entity thereof is registered under the Securities Exchange Act of 1934, as amended.

6. ADDITIONAL RESTRICTIONS UPON SHARE OWNERSHIP OR TRANSFER.

6.1 Rights as a Stockholder. Subject to the terms and conditions of this Agreement, Purchaser will have all of the rights of a Stockholder of the Company with respect to the Shares from and after the date that Shares are issued to Purchaser until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Refusal Right. Upon an exercise of the Refusal Right, Purchaser will have no further rights as a holder of the Shares so purchased upon such exercise, other than the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Purchaser will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.

6.2 Escrow. As security for Purchaser’s faithful performance of this Agreement, Purchaser agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s) to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) in escrow and to take all such actions and to

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effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Purchaser and the Company agree that Escrow Holder will not be liable to any party to this Agreement (or to any other person or entity) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement. The Shares will be released from escrow upon termination of the Refusal Right.

6.3 Encumbrances on Shares. Without the Company’s prior written consent given with the approval of the Company’s Board of Directors, Purchaser may not grant a lien or security interest in, or pledge, hypothecate or encumber, any Shares.

6.4 Restrictions on Transfers. Shares may not be sold or otherwise transferred by Purchaser without the Company’s prior written consent. Purchaser hereby agrees that Purchaser shall make no disposition of the Shares (other than as permitted by this Agreement) unless and until:

(a) Purchaser shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

(b) Purchaser shall have complied with all requirements of this Agreement applicable to the disposition of the Shares, including but not limited to the Refusal Right and Market Standoff; and

(c) Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Shares under the Securities Act or under any state securities laws, and (ii) all appropriate actions necessary for compliance with the registration and qualification requirements of the Securities Act and any state securities laws, or of any exemption from registration or qualification, available thereunder (including Rule 144) have been taken.

Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in this Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred Shares are subject to the Company’s Refusal Right granted hereunder and the market stand-off provisions of Section 4 hereof, to the same extent such Shares would be so subject if retained by the Purchaser.

6.5 Restrictive Legends and Stop-transfer Orders. Purchaser understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by applicable laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Purchaser and the Company or any agreement between Purchaser and any third party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE

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THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, INCLUDING THE RIGHT OF FIRST REFUSAL HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S), AND A MARKET STANDOFF AGREEMENT, AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS INCLUDING THE RIGHT OF FIRST REFUSAL AND THE MARKET STANDOFF ARE BINDING ON TRANSFEREES OF THESE SHARES.

Purchaser also agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

7. TAX CONSEQUENCES. PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER’S PURCHASE OR DISPOSITION OF THE SHARES. PURCHASER REPRESENTS (a) THAT PURCHASER HAS CONSULTED WITH ANY TAX ADVISER THAT PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (b) THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

8. GENERAL PROVISIONS.

8.1 Successors and Assigns. The Company may assign any of its rights under this Agreement, including its right to purchase Shares under the Refusal Right. Neither Purchaser, nor any of Purchaser’s successors and assigns, may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Purchaser and Purchaser’s heirs, executors, administrators, legal representatives, successors and assigns.

8.2 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time an electronic confirmation of receipt is received, if delivery is by email; (iii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iv) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United

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States, with proof of delivery from the courier requested; or (v) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. Any notice for delivery outside the United States will be sent by email, facsimile or by express courier. Any notice not delivered personally or by email will be sent with postage and/or other charges prepaid and properly addressed to Purchaser at the last known address or facsimile number on the books of the Company, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto or, in the case of the Company, to it at its principal place of business. Notices to the Company will be marked “Attention: Chief Financial Officer.” Notices by facsimile shall be machine verified as received.

8.3 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

8.4 Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, between the parties hereto with respect to the specific subject matter hereof.

8.5 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

8.6 Execution. This Agreement may be entered into in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile and, upon such delivery, the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[The remainder of this page has intentionally been left blank]

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Restricted Stock Purchase Agreement to be executed by its duly authorized representative, and Purchaser has executed this Restricted Stock Purchase Agreement, as of the date first set forth above.

FITBIT, INC.	PURCHASER

By:

Address:	Address:

Email.:

9

NOTICE OF RESTRICTED STOCK UNIT AWARD

FITBIT, INC.

AMENDED AND RESTATED 2007 STOCK PLAN

Unless otherwise defined herein, the terms defined in the Fitbit, Inc. (the “Company”) Amended and Restated 2007 Stock Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”) and the attached Restricted Stock Unit Agreement (the “RSU Agreement”). You have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached RSU Agreement.

Name:

Address:

Number of RSUs:

Date of Grant:

Vesting Commencement Date:

Expiration Date:	The earlier to occur of: (a) the date on which settlement of all vested RSUs granted hereunder occurs, and (b) the tenth anniversary of the Date of Grant. This RSU expires earlier if your Continuous Service Status terminates earlier, as described in the RSU Agreement.

Vesting Schedule:	Sample vesting language: [Subject to the limitations set forth in the Notice, the Plan and the RSU Agreement, one-third of the total number of RSUs will vest on the one year anniversary of the Vesting Commencement Date and an additional one-third of the total number of RSUs will vest on each twelve month anniversary thereafter so long as your Continuous Service Status continues.]

Additional Terms:	☐ If this box is checked, the additional terms and conditions set forth on Attachment 1 hereto (as executed by the Company) are applicable and are incorporated herein by reference. No document need be attached as Attachment 1 if the box is not checked.

By your signature and the signature of the Company’s representative on the Notice of Grant, you and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and the RSU Agreement. You acknowledge that the vesting of the RSUs pursuant to this Notice is earned only by Continuous Service Status. By accepting this RSU, you consent to electronic delivery as set forth in the RSU Agreement.

PARTICIPANT	FITBIT, INC.

Signature:	By:
Print Name:	Name:
Its:

1

Attachment 1 to Notice of Restricted Stock Unit Award

FITBIT, INC.

AMENDED AND RESTATED 2007 STOCK PLAN

Additional Terms and Conditions to Notice

Name:

Number of RSUs:

Date of Grant:

The following terms and conditions apply to the RSUs described above and granted pursuant to the Notice of Restricted Stock Unit Award to which this Attachment 1 is attached:

INVOLUNTARY TERMINATION

If (a) your employment is terminated by the Company or a successor company without Cause (as defined in your Vesting Agreement between the Company and you dated                     , 2015 (the “Vesting Agreement”)) or you terminate your employment for Good Reason (as defined in your Vesting Agreement), (b) the termination of your employment is other than as a result of your death or disability, (iii) such termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)), and (iv) you satisfy the release requirement referenced in your Vesting Agreement, all of your then-unvested RSUs shall become fully vested.

IN WITNESS WHEREOF, Fitbit, Inc. has caused this Attachment to be executed by its duly-authorized officer as of the Date of Grant.

FOR FITBIT, INC.

By:
Title:

2

RESTRICTED STOCK UNIT AGREEMENT

FITBIT, INC.

AMENDED AND RESTATED 2007 STOCK PLAN

You have been granted Restricted Stock Units (“RSUs”) by Fitbit, Inc. (the “Company”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Restricted Stock Unit Agreement (this “RSU Agreement”).

1. Settlement. Settlement of RSUs shall be made on or before March 15 of the calendar year following the calendar year of the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of RSUs shall be in Shares. Settlement means the delivery of the Shares vested under an RSU. No fractional RSUs or rights for fractional Shares shall be created pursuant to this RSU Agreement.

2. No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, you shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares.

3. Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to you, except to the extent provided in Section 15 of the Plan.

4. No Transfer. RSUs may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Administrator on a case-by-case basis.

5. Termination. The RSUs shall terminate on the Expiration Date or earlier as provided in this Section 5. If your Continuous Service Status terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights you have to such RSUs shall immediately terminate. In case of any dispute as to whether your termination of Continuous Service Status has occurred, the Administrator shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

6. Limitations on Transfer of Stock. In addition to any other limitation on transfer created by applicable securities laws, you shall not assign, encumber or dispose of any interest in the Shares issued pursuant to this Agreement except with the Company’s prior written consent and in compliance with the provisions of the Plan, the Bylaws, the Company’s then current Insider Trading Policy, and applicable securities laws. The restrictions on transfer also include a prohibition on any short position, any “put equivalent position” or any “call equivalent position” by the RSU holder with respect to the RSU itself as well as any Shares issuable upon settlement of the RSU prior to the settlement thereof until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

7. Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including the transfer restrictions of Sections 4 and 6, the Bylaws, and the transferee shall acknowledge such restrictions in writing. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.

8. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, you hereby agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired

1

(other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

9. Tax Consequences. You acknowledge that you will recognize tax consequences in connection with the RSUs. You should consult a tax adviser regarding your tax obligations in the jurisdiction where you are subject to tax.

10. Withholding Taxes and Stock Withholding. Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award, including the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to structure the terms of the award or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items. You acknowledge that if you are subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the settlement of your RSUs, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. With the Company’s consent, these arrangements may include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when your RSUs are settled, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and you hereby authorize such sales by this authorization), or (c) any other arrangement mutually agreed by you and the Company; all under such rules as may be established by the Administrator and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Administrator (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(c) above, and the Administrator shall establish the method prior to the Tax-Related Items withholding event. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. You shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. Finally, you acknowledge that the Company has no obligation to deliver Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.

11. Acknowledgement. The Company and you agree that the RSUs are granted under and governed by the Notice, this RSU Agreement and the provisions of the Plan (incorporated herein by reference). You: (i) acknowledge receipt of a copy of the Plan, (ii) represent that you have carefully read and are familiar with their provisions, and (iii) hereby accept the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, the Notice and this RSU Agreement.

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12. Entire Agreement; Enforcement of Rights. This RSU Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this RSU Agreement, nor any waiver of any rights under this RSU Agreement, shall be effective unless in writing and signed by the parties to this RSU Agreement. The failure by either party to enforce any rights under this RSU Agreement shall not be construed as a waiver of any rights of such party.

13. Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and you with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s securities may be listed or quoted at the time of such issuance or transfer. You may not be issued any Shares if such issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Company’s securities may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares shall relieve the Company of any liability in respect of the failure to issue or sell such shares.

14. Governing Law; Severability. If one or more provisions of this RSU Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this RSU Agreement, (ii) the balance of this RSU Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this RSU Agreement shall be enforceable in accordance with its terms. This RSU Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this RSU Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California in San Francisco County or the federal courts of the United States for the Northern District of California and no other courts.

15. Legend on Certificates. The certificates representing the Shares issued hereunder shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, this Agreement, the Bylaws, or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares of the Common Stock are listed, and any applicable Federal or state laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

16. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon you and your heirs, executors, administrators, legal representatives, successors and assigns.

11. No Rights as Employee, Director or Consultant. Nothing in this RSU Agreement confers upon you any right to continue your service relationship with the Company or a Parent, Subsidiary or Affiliate of the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.

12. Consent to Electronic Delivery of All Plan Documents and Disclosures. By your acceptance of this RSU, you consent to the electronic delivery of the Notice, this RSU Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial

3

reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSU. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at [insert email]. You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at [insert email]. Finally, you understand that you are not required to consent to electronic delivery.

13. Code Section 409A. For purposes of this RSU Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this RSU Agreement in connection with your termination of employment constitute deferred compensation subject to Section 409A, and you are deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from your separation from service or (ii) the date of your death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to you including, without limitation, the additional tax for which you would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this RSU Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

14. Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the RSUs shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other Continuous Service Status that is applicable to you. In addition to any other remedies available under such policy, applicable law may require the cancellation of your RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to your RSUs.

BY ACCEPTING THIS RSU, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

4

GLOBAL NOTICE OF RESTRICTED STOCK UNIT AWARD

FITBIT, INC.

AMENDED AND RESTATED 2007 STOCK PLAN

Unless otherwise defined herein, the terms defined in the Fitbit, Inc. (the “Company”) Amended and Restated 2007 Stock Plan (the “Plan”) shall have the same meanings in this Global Notice of Restricted Stock Unit Award (the “Notice”) and the attached Global Restricted Stock Unit Agreement, including any special terms and conditions for your country set forth in the appendix attached hereto (collectively, the “RSU Agreement”). You have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached RSU Agreement.

Name:

Address:

Number of RSUs:

Date of Grant:

Vesting Commencement Date:

Expiration Date:	The earlier to occur of: (a) the settlement of all vested RSUs granted hereunder, and (b) the tenth anniversary of the Date of Grant. The RSUs expire earlier if your Continuous Service Status terminates earlier, as described in the RSU Agreement.

Vesting Schedule:	Sample vesting language: [25% of the total number of RSUs will vest on the twelve month anniversary of the Vesting Commencement Date and 25% of the total number of RSUs will vest on each annual anniversary thereafter so long as your Continuous Service Status continues.][Note: actual vesting language to match vesting schedule approved by the Board or Committee].

Additional Terms:	☐ If this box is checked, the additional terms and conditions set forth on Attachment 1 hereto (as executed by the Company) are applicable and are incorporated herein by reference. No document need be attached as Attachment 1 if the box is not checked.

By your signature and the signature of the Company’s representative on this Notice, you and the Company agree that this award of RSUs is granted under and governed by the terms and conditions of the Plan, this Notice and the RSU Agreement. You acknowledge that the vesting of the RSUs pursuant to this Notice is earned only by Continuous Service Status. You further acknowledge that the grant of these RSUs is in lieu of any grant of any other form of equity award (including stock options) that may have been set forth in any equity offer letter or other agreement between you and the Company preceding the Date of Grant set forth above. By accepting this award of RSUs, you consent to the electronic delivery and acceptance as further set forth in the RSU Agreement.

PARTICIPANT	FITBIT, INC.

Signature:	By:
Print Name:	Name:
Its:

[DELETE IF NOT APPLICABLE AND CONFORM TO TERMS APPROVED BY BOARD OR COMMITTEE]

Attachment 1 to Global Notice of Restricted Stock Unit Award

FITBIT, INC.

AMENDED AND RESTATED 2007 STOCK PLAN

Additional Terms and Conditions to Notice

Name:

Number of RSUs:

Date of Grant:

The following terms and conditions apply to the RSUs described above and granted pursuant to the Global Notice of Restricted Stock Unit Award to which this Attachment 1 is attached:

INVOLUNTARY TERMINATION

[Sample; for RSU recipient with acceleration terms]

All of your then-unvested RSUs shall become [fully vested] if,

(a) your Continuous Service Status is terminated by the Company or a Parent, Subsidiary or Affiliate of the Company, or a successor company without Cause (as defined in your Offer Letter between you and the Company or a Parent, Subsidiary or Affiliate of the Company that hired you, dated             , 2015 (the “Offer Letter”)) or you terminate your Continuous Service Status for Good Reason (as defined in your Offer Letter), or

(b) the termination of your Continuous Service Status is other than as a result of your death or disability, and (i) such termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)), and (ii) you satisfy the release requirement referenced in your Offer Letter.

IN WITNESS WHEREOF, Fitbit, Inc. has caused this Attachment to be executed by its duly-authorized officer as of the Date of Grant.

FITBIT, INC.

By:
Title:

GLOBAL RESTRICTED STOCK UNIT AGREEMENT

FITBIT, INC.

AMENDED AND RESTATED 2007 STOCK PLAN

You have been granted Restricted Stock Units (“RSUs”) by Fitbit, Inc. (the “Company”) subject to the terms, restrictions and conditions of the Plan, the Global Notice of Restricted Stock Unit Award (the “Notice”) and this Global Restricted Stock Unit Agreement, including any special terms and conditions for your country set forth in the appendix attached hereto (the “Appendix”) (collectively, this “RSU Agreement”).

1. Nature of Grant. In accepting this award of RSUs, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c) all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;

(d) you are voluntarily participating in the Plan;

(e) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not intended to replace any pension rights or compensation;

(f) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(g) unless otherwise agreed with the Company, the RSUs and any Shares acquired under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, any service you may provide as a director of the Company, or a Parent, Subsidiary or Affiliate of the Company;

(h) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of your Continuous Service Status (for any reason whatsoever whether or not later found to be invalid or in breach of labor laws in the jurisdiction where you are providing service or the terms of your employment or service agreement, if any), and in consideration of the grant of the RSUs to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, the Employer (as defined below), or any other Parent, Subsidiary or Affiliate of the Company, waive your ability, if any, to bring any such claim, and release the Company, the Employer and its Parent, Subsidiaries or Affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

(j) the following provisions apply only if you are providing service outside the United States:

(i) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purpose; and

(ii) neither the Company, the Employer nor any Parent, Subsidiary or Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSUs or the subsequent sale of any Shares acquired upon settlement.

2. Settlement. Settlement of RSUs shall be made on or before March 15 of the calendar year following the calendar year of the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of RSUs shall be in Shares. Settlement means the delivery of the Shares vested under an RSU. No fractional RSUs or rights for fractional Shares shall be created pursuant to this RSU Agreement.

3. No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, you shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares.

4. Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to you except to the extent provided in Section 15 of the Plan.

5. No Transfer. RSUs may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Administrator on a case-by-case basis.

6. Termination. The RSUs shall terminate on the Expiration Date or earlier as provided in this Section 6. If your Continuous Service Status terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights you have to such RSUs shall immediately terminate, without payment of any consideration to you. For purposes of this award of RSUs, your Continuous Service Status will be considered terminated as of the date you are no longer providing active services (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any) and will not be extended by any notice period mandated under local employment laws (e.g., Continuous Service Status would not include a period of “garden leave” or similar period). In case of any dispute as to whether your termination of Continuous Service Status has occurred, the Administrator shall have sole discretion to determine whether such termination has occurred (including whether you may still be considered to be providing services while on a leave of absence) and the effective date of such termination.

7. Limitations on Transfer of Stock. In addition to any other limitation on transfer created by applicable securities laws, you shall not assign, encumber or dispose of any interest in the Shares issued pursuant to this RSU Agreement except with the Company’s prior written consent and in compliance with the provisions of the Plan, the Bylaws, the Company’s then current Insider Trading Policy, and applicable securities and exchange control laws. The restrictions on transfer also include a prohibition on any short position, any “put equivalent position” or any “call equivalent position” by you with respect to the RSUs themselves as well as any Shares issuable upon settlement of the RSUs prior to the settlement thereof until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

8. Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this RSU Agreement, including the transfer restrictions of Sections 5 and 7, the Bylaws, and the transferee shall acknowledge such restrictions in writing. Any sale or transfer of the Shares shall be void unless the provisions of this RSU Agreement are satisfied.

9. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, you hereby agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

10. Tax Consequences. You acknowledge that you will recognize certain consequences related to income tax, national or social insurance contributions, payroll tax, fringe benefits tax, payment on account or other tax-related items (“Tax-Related Items”) in connection with the RSUs. You should consult a tax adviser regarding your Tax-Related Items obligations in the jurisdiction where you are subject to tax.

11. Responsibility for Taxes. Regardless of any action the Company or, if different, your actual employer (the “Employer”) takes with respect to any or all Tax-Related Items withholding, you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award, including the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to structure the terms of the award or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. You acknowledge that if you are subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the settlement of your RSUs, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer, and their respective agents, at their discretion, to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when your RSUs are settled, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), (c) payment by you of an amount equal to the Tax-Related Items directly by cash, cheque, wire transfer, bank draft or money order payable to the Company, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Administrator and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Administrator (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Administrator shall establish the method prior to the taxable or withholding event. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the Tax-Related Items.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the Shares equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items .

Finally, you agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or the vesting and settlement of the RSUs that cannot be satisfied by the means previously described. You acknowledge that the Company has no obligation to deliver Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section 11.

12. Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this RSU Agreement and any other RSU grant materials by and among, as applicable, the Company, the Employer and any other Parent, Subsidiaries or Affiliates, for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

You understand that Data will be transferred to the stock plan service provider as may be designated by the Company from time to time, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative. You authorize the Company, the designated broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected. The only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you RSUs or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

13. Acknowledgement. The Company and you agree that the RSUs are granted under and governed by the Notice, this RSU Agreement and the provisions of the Plan (incorporated herein by reference).

You: (i) acknowledge receipt of a copy of the Plan, (ii) represent that you have carefully read and are familiar with the provisions in the grant documents, and (iii) hereby accept the RSUs subject to all of the terms and conditions set forth in this RSU Agreement and those set forth in the Plan and the Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, the Notice and this RSU Agreement.

14. Entire Agreement; Enforcement of Rights. This RSU Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this RSU Agreement, nor any waiver of any rights under this RSU Agreement, shall be effective unless in writing and signed by the parties to this RSU Agreement. The failure by either party to enforce any rights under this RSU Agreement shall not be construed as a waiver of any rights of such party.

15. Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and you with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer, which compliance the Company shall, in its absolute discretion, deem necessary or advisable. You may not be issued any Shares if such issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Company’s securities may then be listed. Further, you agree that the Company shall have unilateral authority to amend the Plan and this RSU Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. The inability of the Company to obtain from any regulatory body having the jurisdiction and authority deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares shall relieve the Company of any liability in respect of the failure to issue or sell such Shares.

16. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

17. Governing Law; Venue. This RSU Agreement, all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this RSU Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California in San Francisco County or the federal courts of the United States for the Northern District of California and no other courts.

18. Severability. If one or more provisions of this RSU Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this RSU Agreement, (ii) the balance of this RSU Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this RSU Agreement shall be enforceable in accordance with its terms.

19. Legend on Certificates. The certificates representing the Shares issued hereunder shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, this RSU Agreement, the Bylaws, or the rules, regulations, and other requirements of the U.S.

Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal, state or foreign laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

20. Successors and Assigns. The Company may assign any of its rights under this RSU Agreement. This RSU Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this RSU Agreement will be binding upon you and your heirs, executors, administrators, legal representatives, successors and assigns.

21. No Rights as Employee, Director or Consultant. Nothing in this RSU Agreement confers upon you any right to the Continuous Service Status with the Company or a Parent, Subsidiary or Affiliate of the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate your Continuous Service Status at any time, for any reason, with or without cause.

22. Consent to Electronic Delivery and Acceptance of All Plan Documents and Disclosures. By your acceptance of this award of RSUs, you consent to the electronic delivery of the Notice, this RSU Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at [insert email]. You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. You agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at [insert email]. Finally, you understand that you are not required to consent to electronic delivery.

23. Insider Trading Restrictions/Market Abuse Laws. You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell the Shares or rights to Shares under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.

24. Language. If you have received this RSU Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

25. Appendix. Notwithstanding any provisions in this Global Restricted Stock Unit Agreement, this award of RSUs shall be subject to any special terms and conditions set forth in any Appendix hereto for your country. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this RSU Agreement.

26. Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

27. Waiver. You acknowledge that a waiver by the Company of breach of any provision of this RSU Agreement shall not operate or be construed as a waiver of any other provision of this RSU Agreement, or of any subsequent breach by you or any other Participant.

28. Code Section 409A. For purposes of this RSU Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this RSU Agreement in connection with your termination of employment constitute deferred compensation subject to Section 409A, and you are deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from your separation from service or (ii) the date of your death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to you including, without limitation, the additional tax for which you would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this RSU Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this Section 28 are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

29. Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the RSUs shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other Continuous Service Status that is applicable to you. In addition to any other remedies available under such policy, applicable law may require the cancellation of your RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to your RSUs.

BY ACCEPTING THIS AWARD OF RSUS, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.